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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-A/A
                                (AMENDMENT NO. 1)


           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                 56-0950247
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

401 NORTH MAIN STREET, WINSTON-SALEM, NC                    27102
(Address of principal executive offices)                 (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
_______________
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on which
   Title of Each Class to be So Registered        Each Class is to be Registered
---------------------------------------------     ------------------------------

Common Stock, $0.01 par value per share               New York Stock Exchange
Series A Junior Participating Preferred Stock         New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:     None
                                                                 ---------------
                                                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On August 9, 2002, the Board of Directors of R.J. Reynolds Tobacco Holdings, Inc. approved Amendment No. 1, dated as of August 9, 2002, to the Rights Agreement, dated as of May 17, 1999, between RJR and The Bank of New York, a New York banking corporation, as rights agent. The Amendment amended the definition of the term "Acquiring Person" in Section 1 of the Rights Agreement.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which has been filed as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement are available free of charge from RJR.

ITEM 2.  EXHIBITS.

Number   Exhibit
------   -------

4.1 Amendment No. 1, dated as of August 9, 2002, to the Rights Agreement, dated as of May 17, 1999, between R.J. Reynolds Tobacco Holdings, Inc. and The Bank of New York, as rights agent



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                                      (Registrant)



Date: August 19, 2002                     /s/ McDara P. Folan, III
                                          --------------------------------------
                                          McDara P. Folan, III
                                          Vice President, Deputy General Counsel
                                            and Secretary




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                                  EXHIBIT INDEX


Exhibit
Number   Description
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4.1      Amendment No. 1, dated as of August 9, 2002, to the Rights Agreement, dated as of May 17, 1999, between R.J. Reynolds Tobacco Holdings, Inc. and The Bank of New York, as rights agent